BRADLEY PHARMACEUTICALS, INC.
                      CONDENSED CONSOLIDATED
                         BALANCE SHEET
                         June 30, 1998
                          (UNAUDITED)

              ASSETS

Current assets
Cash and cash equivalents                  $        39,287
Accounts receivable - net                        3,373,941
Finished goods inventory                           920,394
Prepaid samples and materials                    1,304,802
Prepaid expenses and other                         157,744
       Total current assets                      5,796,168

Property and equipment - net                       364,967
Intangibles - net                               12,576,857
Other assets                                        90,447
Total Assets                                $   18,828,439

                           LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities
Current maturities of long-term debt       $       106,451
Revolving credit line                              706,672
Accounts payable and accrued expenses            3,844,154
Accrued income taxes                               311,553
    Total current liabilities                    4,968,830


Long-term debt, less current maturities            226,401

Commitments & contingencies

Stockholders' equity
Preferred stock, no par value;
   authorized, 2,000,000 shares; issued, none        -
Common, Class A, no par value, authorized
   26,400,000; issued 8,188,281 shares at
   June 30, 1998                                14,673,848
Common, Class B, no par value, authorized
   900,000 shares, issued and outstanding,
  431,552 shares at June 30, 1998                  845,448
Treasury Stock, Class A, at cost (197,045
shares at June 30, 1998)                          (374,737)
Accumulated deficit                             (1,511,351)
                                                13,633,208
Total Liabilities & Stockholders' Equity    $   18,828,439




         See Notes to Condensed Consolidated Financial Statements

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